Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 24, 2014 relating to the consolidated financial statements of ServiceMaster Global Holdings, Inc., appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 24, 2014, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP
Memphis, Tennessee
March 24, 2014